                                                                     Exhibit 4.5

                       FORM OF REGULATION S GLOBAL NOTE

     TRANSFERS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY"), NOMINEES OF THE DEPOSITORY OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS REGULATION S GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS REGULATION S GLOBAL NOTE.

     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, REDEMPTION, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

     THIS NOTE IS A PERMANENT REGULATION S GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE UNDER CERTAIN LIMITED CIRCUMSTANCES FOR DEFINITIVE NOTES. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE ARE AS SPECIFIED PURSUANT TO THE TERMS OF THE INDENTURE (AS DEFINED HEREIN).

                          SECURITY CAPITAL U.S. REALTY
                 2% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2003

                            REGULATION S GLOBAL NOTE


CUSIP NO.: L81838AB7                                            PRINCIPAL AMOUNT
                                                         AT MATURITY REPRESENTED
                                                                    $200,000,000


     SECURITY CAPITAL U.S. REALTY, a corporation duly organized and existing under the laws of the Grand Duchy of Luxembourg (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., as the nominee of The Depository Trust Company (the "Depository"), or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) (or such lesser amount as shall be the outstanding principal amount of this Regulation S Global Note shown in Schedule A hereto) on May 22, 2003 (the "Stated Maturity Date"), and to pay interest thereon semiannually in cash in arrears on each May 22 and November 22 (each, an "Interest Payment Date"), beginning November 22, 1998, and at maturity, from the later of May 22, 1998 or the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 2% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installments of interest.

     This security is one of the Regulation S Global Notes which, in the aggregate, represent 100% of the principal face amount of the Company's 2% Senior Unsecured Convertible Notes Due 2003 (the "Notes") deposited on behalf of the purchasers of the Notes with the custodian for the Depository for credit to their respective accounts at Euroclear or Cedel. The Notes are being sold at a discount from the principal amount at maturity. The rate of interest and accrual of original issue discount represents a yield to maturity of 6 3/4% per annum (computed on a semi-annual bond equivalent basis). This Regulation S Global Note is one of the duly authorized issues of securities of the Company (the "Securities"), issued or to be issued in one or more series under the Indenture dated as of May 22, 1998 between STATE STREET BANK AND TRUST COMPANY (the "Trustee") and the Company, as amended by the First Supplemental Indenture dated as of May 22, 1998 between the Trustee and the Company (collectively, the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Regulation S Global Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     The interest payable hereunder, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Regulation S Global Note is registered at the close of business on May 8 or November 8, as the case may be, immediately preceding such Interest Payment Date (the "Regular Record Date"). "Business Day" with respect to the Notes means any day that is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the Place of Payment are authorized or obligated by law, regulation or executive order to close. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date by virtue of such Person having been such holder, and may either be paid to the Person in whose name this Regulation S Global Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice of which having been given to each holder of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and interest on this Regulation S Global Note will be made by the Company to the Trustee, and if such payments are made by the Company, the Trustee in turn will make such payments to the Depository.

     Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     The Notes are convertible, in whole or in part, into shares of the Company's common stock ("Shares") at the option of the holder at any time prior to maturity, unless previously redeemed, at a conversion rate equal to 52.7819 Shares per $1,000 aggregate principal amount at maturity of Notes, subject to adjustments under certain conditions in accordance with the terms of the Indenture. Holders of Notes called for redemption will be entitled to convert their Notes to and including, but not after, the close of business on the date fixed for redemption.

     The Notes may be redeemed, in whole or in part, at the option of the Company upon at least 30 days notice on or after May 23, 2001 at the Accreted Value thereof, together with accrued and unpaid interest, in accordance with the terms of the Indenture.

     Interests in this Regulation S Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Cedel. Each person who is shown in the records of Euroclear and Cedel as entitled to a particular number of Notes by way of an interest in this Regulation S Global Note will be treated by the Trustee and any paying agent as the holder of such number of Notes, other than with respect to the payment of principal and interest and other amounts payable on this Regulation S Global Note, the right to which shall (except as provided below) be vested, as against the Trustee and the paying agents, solely in the bearer of this Regulation S Global Note. For purposes of this Regulation S Global Note, the securities account records of Euroclear or Cedel shall, in the absence of manifest error, be conclusive evidence of the identity of the holders of Notes and of the principal amount of Notes represented by this Regulation S Global Note credited to the securities accounts of such holders of Notes. Any statement issued by Euroclear or Cedel to any holder relating to a specified Note or Notes credited to the securities account of such holder and stating the principal amount of such Note or Notes and certified by Euroclear or Cedel to be a true record of such securities account shall, in the absence of manifest error, be conclusive evidence of the records of Euroclear or Cedel for the purposes of the next preceding sentence (but without prejudice to any other means of producing such records in evidence).

     If an Event of Default with respect to the Notes shall have occurred and be continuing, the Accreted Value of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to, in certain circumstances, waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Regulation S Global Note shall be conclusive and binding upon such holder and upon all future holders of this Regulation S Global Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Regulation S Global Note.

     Holders of Notes may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Regulation S Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Regulation S Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

     Interests in this Regulation S Global Note are exchangeable or transferable in whole or in part for interests in a U.S. Global Note of the same series, only if such exchange or transfer complies with the Indenture.

     Under certain conditions set forth in the Indenture, interests in this Regulation S Global Note are exchangeable in whole or in part for duly executed and issued definitive Securities.

     The statements set forth in the legend, if any, set forth hereon are an integral part of the terms of this Regulation S Global Note and by acceptance hereof each holder of this Regulation S Global Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Regulation S Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Regulation S Global Note is registered as the owner hereof for all purposes, whether or not this Regulation S Global Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Regulation S Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

     THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED MAY 22, 1998 BY SECURITY CAPITAL U.S. REALTY AND THE TRUSTEE IN FAVOR OF COMMERZBANK AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT FOR THE LENDERS AND FOR THE RATABLE BENEFIT OF SUCH LENDERS.

     THIS SECURITY (OR ITS PREDECESSORS) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF SECURITY CAPITAL U.S. REALTY THAT THIS SECURITY AND THE SHARES ISSUABLE UPON ITS CONVERSION MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

     THIS SECURITY MAY ONLY BE SOLD IN ACCORDANCE WITH THE INDENTURE, AS AMENDED, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN BOSTON, MASSACHUSETTS OR LUXEMBOURG. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITIES.

     THIS SECURITY AND SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTION ON ANY PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     CONVERSION OF THIS SECURITY IS SUBJECT TO CERTIFICATION AND OTHER REQUIREMENTS AND ANY SHARES ISSUED ON SUCH CONVERSION WILL BE SUBJECT TO THE TRANSFER RESTRICTIONS REFERRED TO ABOVE.



                           *     *     *     *     *

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 28, 1998

                                    SECURITY CAPITAL U.S. REALTY


                                    By:________________________
                                       Name:
                                       Title:


                                    SECURITY CAPITAL U.S. REALTY


                                    By:________________________
                                       Name:
                                       Title:
Attest:


     By:_______________________
       Name:
       Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Regulation S Global Notes issued pursuant to the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee

     By:_______________________
        Authorized Signatory

                            CERTIFICATE OF TRANSFER

     To transfer or assign this Note, fill in the form below:

I or we transfer and assign this Note to

_________________________________________________________________
                      (Insert assignee's tax I.D. number)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

             (Print or Type assignee's name, address and zip code)

and irrevocably appoint _____________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:_____________       Your signature:_________________________

                                   SCHEDULE A
                                   ----------

               SCHEDULE OF EXCHANGES, CONVERSIONS AND REDEMPTIONS
               --------------------------------------------------


The following exchanges, conversions and redemptions of Notes for Notes represented by this Regulation S Global Note have been made:

=================================================================================================================


                                       Change in
                                       principal            Principal
                                       amount of this       amount of this
                                       Regulation S         Regulation S
                       Date            Global               Global
Principal Amount       exchange,       Note due to          Note following
of this Regulation S   conversion or   exchange,            such exchange,       Notation made
Global Note as of      redemption      conversion or        conversion or        by or on behalf of the
May 22, 1998           made            redemption           redemption           Company
-----------------------------------------------------------------------------------------------------------------
$77,250,000
-----------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

==================================================================================================================

                               CONVERSION NOTICE


To convert this Note into Shares of the Company, check the box:         [  ]

To convert only part of this Note, state the aggregate principal amount at maturity of the Notes to be converted: $

If you want the stock certificate made out in another person's name, fill in the form below:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------





             (Print or type assignee's name, address and zip code)

Date:

Your signature:
       (Sign exactly as your name appears on the other side of this Note)


       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

__________________

* The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

                       NOTICE OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 14 of the First Supplemental Indenture, check the box:  [_]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 14 of the First Supplemental Indenture, state the
aggregate principal amount at maturity of the Notes to be purchased:    $

Date:

Your signature:
       (Sign exactly as your name appears on the other side of this Note)


       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

__________________

* The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.